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                                                                     EXHIBIT 5.2

                                MAPLES AND CALDER
                                P.O Box 309 G.T.
                                  Ugland House
                               South Church Street
                          Grand Cayman, Cayman Islands



Noble Corporation
Noble Drilling Holding Limited
P.O Box 309 G.T.
Ugland House
South Church Street
Grand Cayman, Cayman Islands



Noble Drilling Corporation
Noble Holding (U.S.) Corporation
Noble Drilling Holding, LLC
13135 South Dairy Ashford
Suite 800
Sugar Land, Texas  77478






4 March, 2004



Dear Sirs,





RE: NOBLE CORPORATION (THE "COMPANY") AND NOBLE DRILLING HOLDING LIMITED ("CAYMAN HOLDCO")



We have acted as Cayman Islands counsel to the Company and Cayman Holdco in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission by the Company, Noble Holding (U.S.) Corporation ("Noble Holdco"), Noble Drilling Corporation ("Noble Delaware"), Cayman Holdco and Noble Drilling Holding LLC ("NDHLLC"), under the Securities Act of 1933, as amended (the "Act"), relating to securities to be issued and sold by, inter alia, the Company and Cayman Holdco from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $500,000,000. Such securities include (a) unsecured senior and subordinated debt securities of the Company (together, the "Company Debt Securities"); (b) unsecured senior and subordinated debt securities of Noble Delaware (the "Noble Delaware Debt Securities"); (c) unsecured senior and subordinated debt securities of NDHLLC (together with the Noble Delaware Debt Securities, the "U.S. Debt Securities" and, together with the Company Debt Securities, the "Debt Securities"); (d) guarantees of certain Debt Securities by the Company and Cayman Holdco ("Cayman Debt Guarantees"); (e) guarantees of certain Debt Securities by Noble Holdco (the "U.S. Debt Guarantees," and together with the Cayman Debt Guarantees, the




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"Debt Guarantees"); (f) ordinary shares of the Company (the "Ordinary Shares");
(g) preference shares of the Company (the "Preferred Shares"), which may be represented by depositary shares (the "Depositary Shares") evidenced by depositary receipts (the "Depositary Receipts"); and (h) contractual warrants to subscribe for securities in the Company ("Warrants").



We understand that Baker Botts L.L.P., United States counsel to the Company, will deliver its opinion relating to the Debt Securities, the Debt Guarantees and the Depositary Receipts to be delivered under the Registration Statement.


1        DOCUMENTS REVIEWED

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1.1 the Certificate of Incorporation and Memorandum and Articles of Association of the Company as registered or adopted on 12 February, 2002;

1.2 the minutes of a meeting of the Board of Directors of the Company held on 25 July, 2003 and the corporate records of the Company maintained at its registered office in the Cayman Islands;


1.3 a Certificate of Good Standing issued by the Registrar of Companies (the "Company Certificate of Good Standing") of the Company, which certificate we have assumed has been duly and validly issued by the Registrar of Companies;



1.4 a certificate from an officer of the Company the form of which is annexed hereto (the "Company Officer's Certificate");



1.5 the Certificate of Incorporation and Memorandum and Articles of Association of Cayman Holdco as registered or adopted on 3 July, 2002;



1.6 resolutions adopted by the Board of Directors of Cayman Holdco on 8 July, 2002, 25 July, 2003 and 1 November, 2003 pursuant to a unanimous written consent of directors, and the corporate records of Cayman Holdco maintained at its registered office in the Cayman Islands;



1.7 a Certificate of Good Standing issued by the Registrar of Companies (the "Cayman Holdco Certificate of Good Standing") of Cayman Holdco, which certificate we have assumed has been duly and validly issued by the Registrar of Companies;



1.8 a certificate from an officer of Cayman Holdco the form of which is annexed hereto (the "Cayman Holdco Officer's Certificate," and, together with the Company Officer's Certificate, the "Officer's Certificates");



1.9      the Registration Statement;




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1.10     in the case of Company Debt Securities, the form of indenture (the
         "Company Indenture") to be entered into between the Company, as issuer, and JPMorgan Chase Bank, as trustee;



1.11 in the case of senior debt securities to be issued by Noble Delaware, the Indenture dated March 1, 1999 (the "Noble Senior Indenture"), between Noble Delaware, as issuer, and JPMorgan Chase Bank (formerly Chase Bank of Texas, National Association), as trustee;



1.12 in the case of subordinated debt securities to be issued by Noble Delaware, the form of indenture (the "Noble Subordinated Indenture") to be entered into between Noble Delaware, as issuer, and JPMorgan Chase Bank, as trustee; and



1.13 in the case of senior and subordinated debt securities of NDHLLC, the form of indenture (the "NDHLLC Indenture" and, together with the Company Indenture, the Noble Senior Indenture and the Noble Subordinated Indenture, the "Indentures") to be entered into between NDHLLC, as issuer, and JPMorgan Chase Bank, as trustee.


2        ASSUMPTIONS


The following opinion is given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion. This opinion only relates to the laws of the Cayman Islands which are in force on the date of this opinion. In giving this opinion we have relied (without further verification) upon the completeness and accuracy of the Company Officer's Certificate, the Company Certificate of Good Standing, the Cayman Holdco Officers' Certificate and the Cayman Holdco Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:



2.1 the Indentures will be or have been authorized and duly executed and delivered by or on behalf of all relevant parties (other than the Company and Cayman Holdco as a matter of Cayman Islands law) in accordance with all relevant laws (other than the laws of the Cayman Islands);



2.2 the Indentures, the Debt Securities and the Debt Guarantees will be legal, valid, binding and enforceable against all relevant parties in accordance with their terms under laws of the State of New York and all other relevant laws (other than the laws of the Cayman Islands);



2.3 the choice of New York as the governing law of the Indentures, the Debt Securities and the Debt Guarantees has, or will have, been made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of New York as a matter of New York law and all other relevant laws (other than the laws of the Cayman Islands);



2.4 the Indentures will be or have been duly executed and authorized by an authorized officer of the Company, Noble Delaware or NDHLLC, as the case may be;




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2.5      copy documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals;



2.6      all signatures, initials and seals are genuine;



2.7 the Company will receive money or money's worth in consideration for the issue of the Ordinary Shares and the Preferred Shares, and that none of the Ordinary Shares or the Preferred Shares will be issued for less than par value;



2.8 there will be sufficient Ordinary Shares and Preferred Shares authorised for issue under the Company's memorandum of association; and



2.9 there is nothing under any law (other than the law of the Cayman Islands) which would or might affect the opinions hereinafter appearing. Specifically, we have made no independent investigation of the laws of New York.


3        OPINION

Based upon, and subject to, the foregoing assumptions and having regard to such legal considerations as we deem relevant, we are of the opinion that:


1. Each of the Company and Cayman Holdco is an exempted company duly incorporated and validly existing and in good standing under the laws of the Cayman Islands.



2. The Company has full power and authority under its Memorandum and Articles of Association to enter into, execute and perform its obligations under each of the Company Indenture, the Company Debt Securities, including the issue of the Company Debt Securities pursuant to the Company Indenture, and the Cayman Debt Guarantees.



3. Cayman Holdco has full power and authority under its Memorandum and Articles of Association to enter into, execute and perform its obligations under the Cayman Debt Guarantees.



4. With respect to the Company Debt Securities, when (i) the board of directors of the Company or, to the extent permitted by the laws of the Cayman Islands and the Company's Memorandum and Articles of Association, a duly constituted and acting committee thereof (such board of directors or committee being hereinafter referred to as the "Company Board") has taken all necessary corporate action to approve the issue thereof, the terms of the offering thereof and related matters, and (ii) when duly executed and delivered on behalf of the Company and authenticated in the manner set forth in the Company Indenture and delivered against due payment therefor pursuant to, and in accordance with the terms of the Registration Statement, the Company Debt Securities will have been duly authorised and will be duly executed and delivered.



5. With respect to Ordinary Shares, when (i) the Company Board has taken all necessary corporate action to approve the issue thereof, the terms of the offering thereof and related




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         matters; (ii) the issue of such Ordinary Shares has been recorded in the share register of the Company and (iii) the subscription price of such Ordinary Shares (being not less than the par value of the Ordinary Shares) has been fully paid in cash or other consideration approved by the Company Board, the Ordinary Shares will be duly authorized and validly issued, fully paid and non-assessable.



6. With respect to Preferred Shares, including shares represented by the Depositary Shares, when (i) the Company Board has taken all necessary corporate action to approve and establish the terms of the Preferred Shares and to approve the issue thereof, the terms of the offering thereof and related matters; (ii) the issue of such Preferred Shares has been recorded in the share register of the Company and (iii) the contractual subscription price of such Preferred Shares (being not less than the par value of the Preferred Shares) has been fully paid in cash or other consideration approved by the Company Board, the Preferred Shares will be duly authorized, validly issued, fully paid and non-assessable.



7. With respect to Warrants, when (i) the Company Board has taken all necessary corporate action to approve the creation and terms of the Warrants and to approve the issue thereof, the terms of the offering thereof and related matters; (ii) a warrant agreement relating to the Warrants shall have been duly authorized and validly executed and delivered by the Company and the financial institution designated as warrant agent thereunder; and (iii) the certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the warrant agreement relating to the Warrants and the applicable definitive purchase, underwriting or similar agreement approved by the Company Board upon payment of the consideration therefor provided therein, the Warrants will be duly authorized, legal and binding obligations of the Company.



8. With respect to the Cayman Debt Guarantees, when (i) the Company Board or the Board of Directors of Cayman Holdco, or to the extent permitted by the laws of the Cayman Islands, and the Memorandum and Articles of Association of Cayman Holdco, a duly constituted and acting committee thereof, as the case may be, has taken all necessary corporate action to approve the issuance thereof, the terms of the offering thereof and related matters, and (ii) when duly executed on behalf of the Company or Cayman Holdco, as the case may be, pursuant to, and in accordance with the terms of the Registration Statement, the Cayman Debt Guarantees will have been duly authorised and will be duly executed, issued and delivered legal and binding obligations of the Company or Cayman Holdco, as the case may be.


This opinion is given as of the date shown. We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.



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We are aware that Baker Botts L.L.P. will rely as to matters of Cayman Islands law on this opinion in rendering its opinions to you to be filed with the Registration Statement and we authorize them to so rely.



                                                Yours faithfully,



                                                /S/MAPLES and CALDER
                                                --------------------------------



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                                                                     EXHIBIT 5.2
                                                                        Cont....

                                NOBLE CORPORATION
                                 P.O. Box 309 GT
                          Grand Cayman, Cayman Islands





                                 4 March, 2004


To: Maples and Calder
P.O. Box 309 GT
Ugland House
South Church Street
Grand Cayman
Cayman Islands

Dear Sirs,

NOBLE CORPORATION (THE "COMPANY")

         I, Julie J. Robertson, being an officer of the Company, am aware that you are being asked to provide a legal opinion (the "Opinion") in relation to certain aspects of Cayman Islands law. Capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:

1 The Memorandum and Articles of Association of the Company as registered on 12 February, 2002 remain in full force and effect and are unamended.

2 The Company has not entered into any mortgages or charges over its property or assets other than those entered in the register of mortgages and charges.

3 The minutes of the meeting of the board of directors held on 8 March, 2002 and 25 July, 2003 (the "Meetings") are a true and correct record of the proceedings of the Meetings, which were duly convened and held, and at which a quorum was present throughout.

4 The members of the Company have not restricted or limited the powers of the directors in any way. There is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting the registration of the additional ordinary shares of the Company.

5 The resolutions set forth in the minutes of the Meetings were duly adopted, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect.



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6 The directors of the Company at the date of the Meeting held on 8 March, 2002 were as follows:

            James C. Day
            Robert D. Campbell
            Julie J. Robertson (appointed during the Meeting on 8 March, 2002)

and the directors of the Company at the date of the Meeting held on 25 July, 2003 were as follows:

            James C. Day
            Michael A. Cawley
            Lawrence J. Chazen
            Luke R. Corbett
            Marc E. Leland
            Jack E. Little
            William A. Sears

7 The Minute Book and corporate records of the Company as maintained at its registered office in the Cayman Islands and made available to you are complete and accurate in all material respects, and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the members and directors (or any committee thereof) (duly convened in accordance with the Articles of Association) and all resolutions passed at the meetings, or passed by written consent as the case may be.

         I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you personally to the contrary.

                                                /s/ JULIE J. ROBERTSON
                                                --------------------------------
                                                Julie J. Robertson,
                                                Senior Vice President -
                                                  Administration and Secretary



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                                                                     EXHIBIT 5.2
                                                                        Cont....



                         NOBLE DRILLING HOLDING LIMITED
                                 P.O. Box 309 GT
                          Grand Cayman, Cayman Islands



                                 4 March, 2004



To: Maples and Calder
P.O. Box 309 GT
Ugland House
South Church Street
Grand Cayman
Cayman Islands



Dear Sirs,



NOBLE DRILLING HOLDING LIMITED ("CAYMAN HOLDCO")



         I, Andrew J. Strong, being an officer of Cayman Holdco, am aware that you are being asked to provide a legal opinion (the "Opinion") in relation to certain aspects of Cayman Islands law. Capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:



1 The Memorandum and Articles of Association of Cayman Holdco as registered on 3 July, 2002 remain in full force and effect and are unamended.



2 Cayman Holdco has not entered into any mortgages or charges over its property or assets other than those entered in the register of mortgages and charges.



3 The resolutions adopted by the board of directors of Cayman Holdco on 8 July, 2002, 25 July, 2003 and 1 November, 2003 (the "Resolutions") were duly adopted, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect, except to the extent that the resolutions dated 1 November, 2003 supersede in part the resolutions of 8 July, 2002 or 25 July, 2003.



4 The members of Cayman Holdco have not restricted or limited the powers of the directors in any way.



5 The directors of Cayman Holdco at the date the Resolutions were adopted were as follows:



                  Danny W. Adkins
                  Alan R. Hay




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7 The Minute Book and corporate records of Cayman Holdco as maintained at its registered office in the Cayman Islands and made available to you are complete and accurate in all material respects, and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the members and directors (or any committee thereof) (duly convened in accordance with the Articles of Association) and all resolutions passed at the meetings, or passed by written consent as the case may be.



         I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you personally to the contrary.


                                                /s/ ANDREW J. STRONG
                                                --------------------------------

                                                Andrew J. Strong,
                                                Senior Vice President




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